Exhibit 99.1

LiveRamp Increases Share Repurchase Authorization and Extends Program to December 31, 2026

SAN FRANCISCO, Calif., August 14, 2024 – LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced that its Board of Directors increased the Company’s share repurchase authorization by $200 million to $1.3 billion and extended the expiration by two years to December 31, 2026.

Fiscal year-to-date the Company has repurchased $35 million in stock, including $19 million repurchased during the ongoing fiscal second quarter through August 14, 2024. With this program expansion, the Company has approximately $322 million currently available for share repurchases through the end of calendar 2026.

Commenting on the announcement, CEO Scott Howe said, “We have a long history of returning capital to shareholders through our share repurchase program. At the current share price, we think accelerating our share repurchase program represents a particularly attractive investment. Between our current cash balance and the free cash flow we expect to generate this fiscal year, we have ample financial resources to take advantage of the recent share price dislocation.”

The timing and amounts of any purchases will be based on market conditions and other factors, including price and capital availability. The Company reserves the right to modify or terminate this program and authorization at any time.

About LiveRamp

LiveRamp is a global technology company that helps companies build enduring brand and business value by collaborating responsibly with data. A groundbreaking leader in consumer privacy, data ethics and foundational identity, LiveRamp offers a connected customer view with clarity and context while protecting brand and consumer trust. Our best-in-class enterprise platform enables data collaboration, where companies can share first-party consumer data with trusted business partners securely and in a privacy conscious manner. We offer flexibility to collaborate wherever data lives to support a wide range of data collaboration use cases — within organizations, between brands, and across our global network of premier partners. Global innovators, from iconic consumer brands and tech platforms to retailers, financial services, and healthcare leaders, turn to LiveRamp to deepen customer engagement and loyalty, activate new partnerships, and maximize the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding how and when the Company may execute repurchases. These statements, which are not statements of historical fact, are based on management’s current estimates, assumptions, projections and/or expectations and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, potential changes in the market price of the Company’s common stock and changes in the Company’s operating results, financial condition and cash requirements. These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements. For a discussion of these and other risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2024, and the Company’s Quarterly Reports on Form 10-Q issued in fiscal year 2025. The financial information set forth in this press release reflects estimates based on information available at this time. The Company assumes no obligation and does not currently intend to update these forward-looking statements.

For more information, please contact:

Investor.Relations@LiveRamp.com

LiveRamp® and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.